SUB-ITEM 77Q1(A)

Appendix A, dated January 1, 2012, to the Master Amended and Restated By-Laws for MFS Series Trust I, dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 33 to the Registration Statement of MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR on January 26, 2012, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated September 6, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust I, dated December 16, 2004, is contained in Post-Effective Amendment No. 59 to the Registration Statement of MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on September 13, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated September 14, 2011, to the Amended and Restated Declaration of Trust of MFS Series Trust I, dated December 16, 2004, is contained in Post-Effective Amendment No. 61 to the Registration Statement of MFS Series Trust I (File Nos. 33-7638 and 811-4777), as filed with the Securities and Exchange Commission via EDGAR on December 28, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.